BG Staffing, Inc.
2013 Long-Term Incentive Plan
Form of Restricted Stock Agreement
This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between BG Staffing, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2013 Long-Term Incentive Plan (the “Plan”).

Name of Participant:
Number of Restricted Shares:
Date of Grant:
Vesting Date(s):	__% of the Restricted Shares vest on _________; __% of the Restricted Shares vest on _________; __% of the Restricted Shares vest on _________; and __% of the Restricted Shares vest on _________;
1.Number of Shares. The Company hereby grants to the Participant the total number of restricted shares of the Company’s Common Stock, par value $0.01 per share (“Company Stock”) set forth above as Number of Restricted Shares (the “Restricted Shares”), subject to all of the terms and conditions of this Agreement and the Plan. The Company will issue the Restricted Shares registered in the name of the Participant that will be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.
2.    Consideration; Subject to Plan. The grant of the Restricted Shares is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3.    Vesting.
3.1    The Restricted Shares shall vest upon the date(s) set forth above as the Vesting Date(s), in each case subject to the Participant’s Continuous Service from the Date of Grant through such Vesting Date(s).
3.2    If the Participant’s Continuous Service with the Company terminates for any reason, any unvested Restricted Shares then held by the Participant shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.
3.3    Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 3 and any employment agreement entered into by and between the Participant and the Company or a Subsidiary, the terms of the employment agreement shall control.
4.    Change in Control. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Restricted Shares will become immediately vested.
5.    Dividends and Voting Rights. The Participant shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all ordinary cash dividends paid with respect thereto. Any extraordinary cash dividends, stock dividends or other distributions of property made with respect to the Restricted Shares that remain subject to forfeiture under Section 3 will be held by the Company and the Participant’s rights to receive such shares or other property will vest under Section 3 at the same time as the Restricted Shares with respect to which the dividends or other property are attributable.
6.    Assignment and Transferability. Prior to the Vesting Date, the Restricted Shares may not be transferred, assigned or otherwise disposed of, and no transfer of the Participant’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.
7.    Legend on Certificates. The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE BG STAFFING, INC. 2013 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BG STAFFING, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

8.    Securities Laws Requirements. The Company shall not be obligated to issue shares of Company Stock to the Participant free of the restrictive legend described in Section 7 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.
9.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
10.    Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
11.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, Social Security tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or subsequent sale of any Restricted Shares.
12.    No Right to Continued Service. Neither the Plan nor this Agreement confer upon the Participant any right to be retained in any position as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement may be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause.
13.    Compliance with Law. The issuance and transfer of the Restricted Shares will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Award unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
14.    Notices. Any notice required to be delivered to the Company under this Agreement must be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by other method approved by the Company) from time to time.
15.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

16.    Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Committee for review. The resolution of the dispute by the Committee will be final and binding on the Participant and the Company.
17.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.
18.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.
19.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Participant’s employment or other service with the Company.
20.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided, that, no amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
21.    No Impact on Other Benefits. The value of this Award and/or the Restricted Shares is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar benefit.
22.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
23.    Acceptance. The Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts this Award subject to all of the terms and conditions of the Plan and this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Grant Date.
BG Staffing, Inc.

By: _____________________________________

                         Dan Hollenbach, Chief Financial Officer

 Participant

________________________________________

[NAME]